UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 25, 2008


                            FEDERAL TRUST CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


           Florida                  000-23449                    59-2935028
           -------                  ---------                    ----------
(State or other jurisdiction  Commission File Number         (I.R.S. Employer
of incorporation)                                            Identification No.)

        312 West First Street
           Sanford, Florida                                         32771
           ----------------                                         -----
(address of principal executive offices)                          (zip code)

                                 (407) 323-1833
                                 --------------
              (Registrant's telephone number, including areas code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and words of similar meaning.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

o general economic conditions, either nationally or in our market areas, that are worse than expected;

o changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

o        competition among depository and other financial institutions;

o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

o        adverse changes in the securities markets; and

o        changes in our organization, compensation and benefit plans.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

ITEM 7.01.        Regulation FD Disclosure

As previously reported in a Current Report on Form 8-K filed by Federal Trust Corporation with the Securities and Exchange Commission on April 2, 2008, following its most recent examination of the operations of Federal Trust Corporation and its subsidiary bank, Federal Trust Bank, the Office of Thrift Supervision (the "OTS") noted weaknesses and failures relating primarily to our real estate lending practices and asset quality, and their impact on our capital and earnings. As previously reported, the OTS has presented drafts of cease and desist orders to Federal Trust Corporation and Federal Trust Bank, and we are in the process of negotiating the terms of these enforcement orders with the OTS. On April 25, 2008, Federal Trust Corporation and Federal Trust Bank were notified by the OTS that the following regulatory and supervisory restrictions apply to Federal Trust Corporation and Federal Trust Bank, some of which restrictions are similar to those expected to be included in the cease and desist orders once they are finalized:

o Federal Trust Corporation and Federal Trust Bank are not eligible to have applications or notices processed by the OTS on an expedited basis;

o Federal Trust Corporation and Federal Trust Bank are required to provide prior notice to the OTS for additions or changes to directors or senior executive officers;

o All employment contracts or compensation arrangements, including severance payments, to directors and senior executive officers are subject to prior review by the OTS;

o The ability of Federal Trust Corporation and Federal Trust Bank to make any compensatory payments to any person previously affiliated with Federal Trust Corporation or Federal Trust Bank following such person's termination of employment is restricted by applicable federal regulation; and

o Federal Trust Bank's growth is restricted in that it may not increase its assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities.

In addition, the OTS has placed the following restrictions on Federal Trust Corporation and Federal Trust Bank, some of which restrictions are similar to those expected to be included in the cease and desist orders once they are finalized:

o Federal Trust Bank may not pay any dividends or make any form of capital distribution without the prior written approval of the OTS and Federal Trust Corporation may not request or accept any dividend or any form of capital distribution from Federal Trust Bank without the prior written approval of the OTS;

o Federal Trust Corporation may not declare or pay any dividend without the prior written approval of the OTS, and Federal Trust Corporation must request such in writing at least 30 calendar days prior to the proposed dividend declaration date;

o Federal Trust Corporation may not issue any debt securities or otherwise incur any additional debt without the prior written approval of the OTS; and

o Federal Trust Corporation may not make any payments of any kind, or in any form, to any person or entity in an amount exceeding $5,000 in any calendar month without the prior written approval of the OTS.

Federal Trust Corporation has requested OTS approval to pay fees and expenses in connection with its previously announced stock offering, and anticipates receiving such approval prior to the commencement of the stock offering.

ITEM 9.01.        Financial Statements and Exhibits

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 1, 2008
                                                   Federal Trust Corporation
                                                   (Registrant)


                                               By: \s\ Gregory E. Smith
                                                   -------------------------
                                                   Gregory E. Smith
                                                   Executive Vice President and
                                                   Chief Financial Officer